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                                                                  Exhibit 10.46

                  RESTATED EMPLOYMENT AND CONSULTING AGREEMENT
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      This Agreement is dated as of March 26, 1996 is by and between John A.
Ruggiero of 13 Commonwealth Avenue, Boston, Massachusetts (the "Executive") and Telco Systems, Inc., a Delaware corporation with its principal place of business at 63 Nahatan Street, Norwood Massachusetts 02062 (the "Company").

                                 R E C I T A L S
                                 - - - - - - - -

      The Executive is currently employed full time as vice chairman of the board of directors of the Company. It is contemplated that the Executive will continue in this capacity until January 1, 1997, on which date he will become a consultant to the Company. The purpose of this agreement is to formalize these relationships and to provide for the specific terms of the Executive's employment and consulting arrangement. This Agreement supersedes in all respects the Employment and Consulting Agreement between the parties dated as of March 15, 1995.

1. Continued Employment.
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        The Executive shall continue to be employed on a full-time basis until such employment is terminated pursuant to the provisions of section 2 hereof. During such employment period, the Executive shall be subject to the supervision of, and shall have such authority as is delegated to him by, the Company's board of directors in a manner consistent with the terms of this agreement. The Executive agrees that during such employment he will devote his full business time, attention and energies to the business and interests of the Company, and will faithfully, competently and to



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the best of his skill and ability serve in such capacity or capacities as he may occupy with the Company from time to time.

2. Termination of Employment.
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        The Executive's employment by the Company under section 1 shall continue until terminated in accordance with one of the following provisions:

        2.1 VOLUNTARY TERMINATION. The Executive may voluntarily terminate his employment hereunder at any time prior to January 1, 1997 by giving the Company 30 days' notice of termination. Upon the effective date of such termination, the Executive shall become a consultant to the Company under the terms and provisions of section 4 hereof, except that the initial two-year consulting term shall commence on the effective date of such termination and all payment and other dates provided for in section 4 shall be correspondingly advanced.

        2.2 TERMINATION BY THE COMPANY WITHOUT CAUSE PRIOR TO DECEMBER 31, 1996. The Company may terminate the Executive's employment hereunder without cause at any time prior to December 31, 1996, upon written notice to the Executive, which termination shall be effective immediately or on such date as is specified in the notice. Any material reduction in the title, or the compensation and benefits, of the Executive shall be deemed to be a termination by the Company without cause under the provisions of this section 2.2. In the event of termination under the provisions of this section 2.2, the Executive shall forthwith become a consultant under the consulting arrangements described in section 4 hereof (with appropriate advancement of the term and dates as


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described in section 2.1), and the Company shall in addition make the payments described in section 3.3 hereof.

        2.3 TERMINATION FOR CAUSE. The Executive's employment hereunder may be terminated by the Company at any time for cause, effective upon written notice thereof to the Executive. For purposes of this agreement, the term "cause" shall have the meaning as set forth in section 3(a)(iii) of the Senior Executive Benefits Agreement dated as of October 4, 1989 between the Company and the Executive (the "Golden Parachute Agreement"). In the event of termination pursuant to this section 2.3, the Company shall be under no further obligation to the Executive, under the consulting arrangements described in section 4 or otherwise, other than to pay the Executive his then current salary through the effective date of such termination.

        2.4 TERMINATION ON DEATH OR DISABILITY. The Executive's employment pursuant to section 1 hereof shall terminate on the death or disability of the Executive. For purposes of this agreement, the term "disability" shall mean the Executive's inability by reason of illness or other physical or other mental disability to perform the duties required by his employment hereunder for any consecutive period of 180 calendar days, provided that notice of any termination by the company because of the Executive's disability shall have been given to the Executive prior to the full resumption by him of the performance of such duties. In the event of termination under this section 2.4, the Company shall pay to the Executive or his estate, as the case may be, the payments described in section 3.3 hereof and the Execu-



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tive's salary and bonus, if any, prorated through the effective date of termination of employment, in full discharge of all of the Company's further obligations to the Executive hereunder.

        2.5 CHANGE OF CONTROL. This agreement shall terminate in all respects, and be of no further force and effect, if at any time prior to January 1, 1997 the Executive shall become entitled to severance benefits under the circumstances and as described in section 3 of the Golden Parachute Agreement.

3. COMPENSATION AND BENEFITS RELATING TO EMPLOYMENT.

        The provisions of this section 3 shall apply so long as the Executive continues to be employed pursuant to section 1 hereof.

        3.1 SALARY AND BONUS. During such employment, the Executive shall be entitled to a salary at an annual rate fixed by the Company's board of directors, but not less than the rate in effect as of the date of this agreement. The Executive shall during such employment be entitled to full participation in the Company's Management Incentive Plan at the target MIP percentage participation as in effect as of the date of this agreement; provided, however, that the determination of the amount of the payments to be actually made to the Executive with respect to any period subsequent to August 25, 1996, if any, shall be determined by the Company's Compensation Committee, in its sole discretion.

      3.2 BENEFITS. During the period of his employment under section 1 hereof, the Executive shall be entitled to all executive fringe benefits to which he is presently entitled, subject only to such changes in such benefits as shall affect all senior executives of the Company.


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        3.3 SEVERANCE PAY. In the event that the Executive's employment by the
Company pursuant to section 1 is terminated by the Company under section 2.2 or terminates under section 2.4 hereof, the Company shall pay the Executive or his legal representative a severance amount equal to 1.5 times his annual salary as then in effect, payable in equal installments bi-weekly over the one-year period commencing with the date of termination of such employment. Such payment shall be made notwithstanding that the Executive shall in the event of termination under section 2.2 be concurrently being paid as a consultant under section 4 hereof.

4. Consulting Services.
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        The provisions of this section 4 shall apply in the event that, and at such time as, the Executive becomes a consultant to the Company upon termination of his employment under section 2.1 or 2.2 hereof.

        4.1 TERM OF CONSULTING SERVICES. The initial term of the Executive's consulting services shall be two years, commencing on January 1, 1997 or, if applicable, such earlier date on which the Executive's employment under section 1 is terminated under section 2.1 or 2.2 hereof. The Executive shall continue to perform consulting services for consecutive one-year periods after the end of the initial two-year term of such services unless not less than 30 days prior to the end of a consulting year one party shall give the other written notice of the termination of such consulting services at the end of such consulting year. During any such consulting year subsequent to the initial term, the Executive shall


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perform services on the same basis as was applicable to the initial term.

        4.2 DESCRIPTION OF SERVICES. During the initial two-year term of the consulting period, the Executive shall perform such services as shall be assigned to him by the board of directors or chief executive officer of the Company, including without limitation performing the duties of chief financial officer of the Company, on a temporary basis, and services involving shareholder relations and strategic planning. Such services shall be performed at such times and places, within or outside the United States, and in such a manner, as shall be agreed by the Executive and the Company; provided, however, that the Executive shall not be required to devote more than one-half of his business time (an average of 20 hours per week) in performing consulting services.

        4.3 COMPENSATION. As full compensation for consulting services under this section 4, the Company shall pay the Executive a fee for each full year of such services equal to $165,375. The fee for the first full year of such services shall be paid in a lump sum on the first day of the initial two-year term of the Executive's consulting services. Subsequent to such first year and during the balance of the term of his consulting services hereunder, the Executive shall receive his consulting fee in equal monthly installments of $13,781.25 on the first day of each month, in advance. The aforesaid lump sum payment for the first year shall be non-refundable (except as set forth in section 4.10) under any circumstances, including the death of the Executive during such year. The fees provided for in this section 4.3 shall


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be payable notwithstanding that the Executive may perform, or may have performed, no services whatsoever on behalf of the Company during a payment period.

        4.4 BENEFITS. During the period that the Executive is acting as a consultant under this section 4, he shall receive at no cost to him the benefits to which he is entitled pursuant to section 3.2 hereof, subject only to such changes in such benefits as shall affect all senior executives of the Company.

        4.5 EXPENSES. The Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred in performing consulting services hereunder, including reasonable travel expenses. Reimbursement by the Company as aforesaid shall occur upon submission to the Company by the Executive of an itemized account thereof in reasonable detail.

        4.6 NO AGENCY. In performing services hereunder the Executive shall be an independent contractor and shall have no power or authority to bind the Company or create any obligation or responsibility, express or implied, in the name or on behalf of the Company.

        4.7 STOCK OPTIONS. Each outstanding stock option held by the Executive at the commencement of his consulting pursuant to this section 4, and each option granted to the Executive during his performance of consulting services hereunder, shall continue to vest during the period of his consulting services hereunder, and shall remain exercisable until 30 days after the date of termination of such consulting services.





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        4.8 SERVICES AS A DIRECTOR. In the event and to the extent that the
Executive continues to act as a director of the Company while he is performing consulting services under this section 4, he shall (in addition to the consulting fees payable pursuant to section 4.3) receive such fees and expenses for services as a director as are paid to the Company's outside directors; provided, however, that the Executive shall not be entitled to the annual retainer, if any, payable to outside directors.

        4.9 OFFICE. During the period that he is performing consulting services under this section 4, the Company shall at its expense provide the Executive with an executive office in the Boston financial district, at such location and on such terms as the Company and the Executive shall agree.

        4.10 EFFECT OF SUBSEQUENT EMPLOYMENT. In the event that the Executive obtains full-time employment at any time during the initial two year term of his consulting services hereunder, the Company shall pay the Executive an amount equal to one-half of the aggregate consulting fees payable with respect to the balance of such two-year period, in a single payment with appropriate credit for the pre-payment of the first year's fee, and the Executive's consulting services under this section 4 shall forthwith terminate and neither party shall have any further obligation to the other with respect thereto. Such services shall also terminate at such time, after the initial two-year term of his consulting services hereunder, as the Executive obtains full-time employment as aforesaid.



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        4.11 ILLNESS, INCAPACITY OR DEATH OF THE EXECUTIVE. In the event that during the initial two-year term of his consulting services hereunder, the Executive dies or is unable to perform his services by reason of disability (as defined in section 2.5 hereof), the Company shall continue to make payments pursuant to section 4.3 hereof to the Executive or his estate, as the case may be, for the balance of such two-year period. Subsequent to the initial two-year term of the Executive's consulting services hereunder, such services shall terminate on the date of his death or disability.

5. Miscellaneous.

        5.1 INVALIDITY. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provision hereof.

        5.2 ENTIRE AGREEMENT. This agreement supersedes all prior agreements, written or oral between the Executive and the Company relating the subject matter of this agreement, including without limitation the Employment and Consulting Agreement between the parties dated as of March 15, 1995; provided, however, that the Golden Parachute Agreement and the Executive's Invention, Non-disclosure and Non-competition Agreement with the Company shall each remain in full force and effect. It is acknowledged and agreed that the Golden Parachute Agreement shall terminate in all respects on termination of the Executive's employment under section 1 of this agreement.

        5.3 AMENDMENTS. This agreement may not be amended, and no provision of this agreement may be waived, in any respect except



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by a writing executed by the Executive and on behalf of the Company.

        5.4 SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the successors, assigns, executors, administrators and personal representatives of the parties hereto.

        5.5 GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

      5.6 NOTICES. For purposes of this agreement, all notices and other communications provided for herein shall be in writing and shall be deemed been duly given when delivered, or mailed by certified mail, return receipt requested, postage prepaid, addressed to a party at his or its addresses as set forth on the first page of this agreement, or to such other address that either party may furnish to the other in accordance herewith.

        5.7 WAIVER OF BREACH. The waiver by either party of a breach of any provision of this agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

        5.8 BONUSES. Nothing contained in this agreement shall be construed to prevent the Company from paying the Executive compensation in addition to that provided for herein, in the form of bonuses or otherwise, in the event that the board of directors of the Company shall deem it advisable to pay such compensation. Nothing contained in this agreement shall, however, be construed to obligate the Company to pay any such additional compensation.




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        IN WITNESS WHEREOF, the Executive has executed this agreement, and the
Company has caused this agreement to be executed by a duly authorized officer, as of the date first above written.


                                          TELCO SYSTEMS, INC.


                                          By /s/ Dean C. Campbell
                                             -------------------------------
                                             Chairman of the Compensation
                                             Committee, Duly Authorized


                                             /s/ John A. Ruggiero
                                             -------------------------------
                                             John A. Ruggiero